UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2010

INTELIMAX MEDIA INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53685	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 – 555 West Hastings Street, Vancouver, British Columbia V6B 4N4
(Address of principal executive offices)(Zip Code)

(604) 742-1111
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers

On November 16, 2010, Intelimax Media Inc. (the “Company”, “we”, “us”) received a resignation from Raymond Slee.  Mr. Slee resigned from all his positions with the Company.  Mr. Slee’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

To fill the vacancy created by Mr. Slee’s resignation, we appointed Glenn Little as president, chief executive officer, and a director.

Glenn Little, President, Chief Executive Officer and Director

Glenn Little brings extensive business and public company experience in the Media sector.  For the past five years, Mr. Little has been working with the Company as a consultant by providing certain corporate development activities such as company financing, marketing, and investor relations.  From 1999 to 2005, Mr. Little was a director and provided certain corporate development services for Stream Communications Network & Media Inc. (“Stream”).  From 1993 to 1999, he was vice president and director of Trooper Technologies Inc., a TSX.V listed company operating in the environmental waste management sector.

Our board of directors now consists of Michel Young, Richard Skujins and Glenn Little.  There have been no transactions between our company and Mr. Little since the company’s last fiscal year which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIMAX MEDIA INC.

/s/ Glenn Little
Glenn Little
President and Director

Date:  November 17, 2010